Rule 424b3
file No. 333185304

AMERICAN
DEPOSITARY
SHARES
One 1 American
Depositary Share
represents
Four 4 Shares

THE BANK OF
NEW YORK
MELLON
AMERICAN
DEPOSITARY
RECEIPT
FOR ORDINARY
SHARES OF
MORGAN
ADVANCED
MATERIALS PLC
 INCORPORATED
UNDER THE LAWS
OF UNITED
KINGDOM
       The Bank of
New York Mellon, as
depositary hereinafter
called the Depositary,
hereby certifies i that
there have been
deposited with the
Depositary or its agent,
nominee, custodian,
clearing agency or
correspondent, the
securities described
above Shares or
evidence of the right
to receive such Shares,
ii that at the date
hereof each American
Depositary Share
evidenced by this
Receipt represents the
amount of Shares
shown above, and that

or registered assigns IS
THE OWNER OF
AMERICAN
DEPOSITARY
SHARES
hereby evidenced and
called, and except as
otherwise herein
expressly provided, is
entitled upon
surrender at the
Corporate Trust Office
of the Depositary,
New York, New York
of this Receipt duly
endorsed for transfer
and upon payment of
the charges as
provided on the
reverse of this Receipt
and in compliance
with applicable laws or
governmental
regulations, at Owners
option 1 to delivery at
the office of the agent,
nominee, custodian,
clearing agency or
correspondent of the
Depositary, to a
person specified by
Owner, of the amount
of Deposited
Securities represented
hereby or evidence of
the right to receive the
same or 2 to have such
Deposited Securities
forwarded at his cost
and risk to him at the
Corporate Trust Office
of the Depositary. The
words Deposited
Securities wherever
used in this Receipt
shall mean the Shares
deposited under the
agreement created by
the Receipts as
hereinafter defined
including such
evidence of the right
to receive the same,
and any and all other
securities, cash and
other property held by
the Depositary in place
thereof or in addition
thereto as provided
herein. The word
Owner wherever used
in this Receipt shall
mean the name in
which this Receipt is
registered upon the
books of the
Depositary from time
to time. The
Depositarys
Corporate Trust Office
is located at a different
address than its
principal executive
office. Its Corporate
Trust Office is located
at 101 Barclay Street,
New York, New York
10286, and its
principal executive
office is located at
One Wall Street, New
York, New York
10286.

1.
RECEIPTS.
       This American
Depositary Receipt
this Receipt is one of
a continuing issue of
American Depositary
Receipts collectively,
the Receipts, all
evidencing rights of
like tenor with respect
to the Deposited
Securities, and all
issued or to be issued
upon the terms and
subject to the
conditions herein
provided, which shall
govern the continuing
arrangement by the
Depositary with
respect to initial
deposits as well as the
rights of holders and
Owners of Receipts
subsequent to such
deposits.
       The issuer of
the Receipts is deemed
to be the legal entity
resulting from the
agreement herein
provided for.
       The issuance
of Receipts against
deposits generally may
be suspended, or the
issuance of Receipts
against the deposit of
particular Shares may
be withheld, if such
action is deemed
necessary or advisable
by the Depositary at
any time and from
time to time because
of any requirements of
any government or
governmental body or
commission or for any
other reason. The
Depositary assumes no
liability with respect to
the validity or worth
of the Deposited
Securities.
2.
TRANSFER
OF RECEIPTS.
       Until the
surrender of this
Receipt in accordance
with the terms hereof,
the Depositary will
maintain an office in
the Borough of
Manhattan, The City
of New York, for the
registration of Receipts
and transfers of
Receipts where the
Owners of the
Receipts may, during
regular business hours,
inspect the transfer
books maintained by
the Depositary that list
the Owners of the
Receipts. The transfer
of this Receipt is
registrable on the
books of the
Depositary at its
Corporate Trust Office
by the holder hereof in
person or by duly
authorized attorney,
upon surrender of this
Receipt properly
endorsed for transfer
or accompanied by
proper instruments of
transfer and funds
sufficient to pay any
applicable transfer
taxes, and the fees and
expenses of the
Depositary and upon
compliance with such
regulations, if any, as
the Depositary may
establish for such
purpose. This Receipt
may be split into other
such Receipts, or may
be combined with
other such Receipts
into one Receipt,
representing the same
aggregate number of
American Depositary
Shares as the Receipt
or Receipts
surrendered. Upon
such split or
combination not
involving a transfer, a
charge will be made as
provided herein. The
Depositary may close
the transfer books at
any time or from time
to time when deemed
expedient by it in
connection with the
performance of its
duties hereunder.
3.                  PROOF
OF
CITIZENSHIP OR
RESIDENCE.
       The Depositary
may require any
holder or Owner of
Receipts, or any
person presenting
securities for deposit
against the issuance of
Receipts, from time to
time, to file such proof
of citizenship or
residence and to
furnish such other
information, by
affidavit or otherwise,
and to execute such
certificates and other
instruments as may be
necessary or proper to
comply with any laws
or regulations relating
to the issuance or
transfer of Receipts,
the receipt or
distribution of
dividends or other
property, or the
taxation thereof or of
receipts or deposited
securities, and the
Depositary may
withhold the issuance
or registration of
transfer of any Receipt
or payment of such
dividends or delivery
of such property from
any holder, Owner or
other person, as the
case may be, who
shall fail to file such
proofs, certificates or
other instruments.
4.
TRANSFERABILIT
Y
RECORDOWNERS
HIP.
       It is a
condition of this
Receipt and every
successive holder and
Owner of this Receipt
by accepting or
holding the same
consents and agrees,
that title to this
Receipt, when
properly endorsed or
accompanied by
proper instruments of
transfer, is transferable
by delivery with the
same effect as in the
case of a negotiable
instrument provided,
however, that prior to
the due presentation of
this Receipt for
registration of transfer
as above provided,
and subject to the
provisions of Article 9
below, the Depositary,
notwithstanding any
notice to the contrary,
may treat the person in
whose name this
Receipt is registered
on the books of the
Depositary as the
absolute owner hereof
for the purpose of
determining the person
entitled to distribution
of dividends and for
any other purpose.
5.                  TAX
LIABILITY.
       The Depositary
shall not be liable for
any taxes or
governmental or other
assessments or charges
that may become
payable in respect of
the Deposited
Securities, but a
ratable part of any and
all of the same,
whether such tax,
assessment or charge
becomes payable by
reason of any present
or future law, statute,
charter provision,
bylaw, regulation or
otherwise, shall be
payable by the Owner
hereof to the
Depositary at any time
on request. Upon the
failure of the holder or
Owner of this Receipt
to pay any such
amount, the
Depositary may sell
for account of such
Owner an amount of
the Deposited
Securities equal to all
or any part of the
amount represented by
this Receipt, and may
apply the proceeds in
payment of such
obligations, the Owner
hereof remaining
liable for any
deficiency.
6.
REPRESENTATION
S AND
WARRANTIES.
       Every person
presenting Shares for
deposit shall be
deemed thereby to
represent and warrant
that such Shares and
each certificate, if any,
therefor are validly
issued, fully paid and
nonassessable, that
such Shares were not
issued in violation of
any preemptive or
similar rights of the
holders of any
securities and that the
person making such
deposit is duly
authorized so to do.
Every such person
shall also be deemed
to represent that the
deposit of such
securities and the sale
of American
Depositary Shares
representing such
Shares by that person
in the United States are
not restricted under the
Securities Act of 1933,
as amended the
Securities Act of
1933. Such
representations and
warranties shall
survive the deposit of
such securities and
issuance of Receipts.
       This Receipt is
issued subject, and all
rights of the holder or
Owner hereof are
expressly subject, to
the terms and
conditions set forth on
both sides of this
Receipt, all of which
form a part of the
agreement evidenced
in this Receipt and to
all of which the holder
or Owner hereof by
accepting this Receipt
consents.
7.                  REPORTS
OF
ISSUER OF
DEPOSITED
SECURITIES
VOTING RIGHTS.
       As of the date
of the establishment of
the program for
issuance of Receipts
by the Depositary, the
Depositary believed,
based on limited
investigation, that the
issuer of the Deposited
Securities either i
furnished the
Securities and
Exchange Commission
the Commission with
certain public reports
and documents
required by foreign
law or otherwise or ii
published information
in English on its
Internet website at
httpwww.morganadva
ncedmaterials.com or
another electronic
information delivery
system generally
available to the public
in its primary trading
market, in either case
in compliance with
Rule 12g32b under the
Securities and
Exchange Act of 1934
as in effect and
applicable to that
issuer at that time.
However, the
Depositary does not
assume any duty to
determine if the issuer
of the Deposited
Securities is complying
with the current
requirements of Rule
12g32b or to take any
action if that issuer is
not complying with
those requirements.
       The Depositary
shall be under no
obligation to give
notice to the holder or
Owner of this Receipt
of any meeting of
shareholders or of any
report of or
communication from
the issuer of the
Deposited Securities,
or of any other matter
concerning the affairs
of such issuer, except
as herein expressly
provided. The
Depositary undertakes
to make available for
inspection by holders
and Owners of the
Receipts at its
Corporate Trust
Office, any reports
and communication
received from the
issuer of the Deposited
Securities that are both
i received by the
Depositary as the
holder of the
Deposited Securities
and ii made generally
available to the
holders of the
Deposited Securities
by the issuer thereof.
Such reports and
communications will
be available in the
language in which they
were received by the
Depositary from the
issuer of the Deposited
Securities, except to
the extent, if any, that
the Depositary in its
sole discretion elects
to both i translate into
English any of such
reports or
communications that
were not in English
when received by the
Depositary and
ii make such
translations, if any,
available for
inspection by holders
and Owners of the
Receipts. The
Depositary has no
obligation of any kind
to translate any of
such reports or
communications or to
make such translation,
if any, available for
such inspection.
       The Depositary
may, in its discretion,
exercise, in any
manner, or not
exercise, any and all
voting rights that may
exist in respect of the
Deposited Securities.
The Depositary may,
but assumes no
obligation to, notify
Owners of an
upcoming meeting of
holders of Deposited
Securities or solicit
instructions from
Owners as to the
exercise of any voting
rights with respect to
the Deposited
Securities. Upon the
written request of the
Owner of this Receipt
and payment to it of
any expense involved,
the Depositary may, in
its sole discretion, but
assumes no obligation
to, exercise any voting
rights with respect to
the amount of the
Deposited Securities
represented by the
American Depositary
Shares evidenced by
this Receipt in
accordance with that
request.
8.
DISTRIBUTIONS.
       Until the
surrender of this
Receipt, the
Depositary a shall
distribute or otherwise
make available to the
Owner hereof, at a
time and in such
manner as it shall
determine, any
distributions of cash,
Shares or other
securities or property
other than subscription
or other rights and b
may distribute or
otherwise make
available to the Owner
hereof, at a time and
in such manner as it
shall determine, any
distributions of
subscription or other
rights, in each case
received with respect
to the amount of
Deposited Securities
represented hereby,
after deduction, or
upon payment of the
fees and expenses of
the Depositary
described in Article 13
below, and the
withholding of any
taxes in respect
thereof provided,
however, that the
Depositary shall not
make any distribution
for which it has not
received satisfactory
assurances, which may
be an opinion of
United States counsel,
that the distribution is
registered under, or is
exempt from or not
subject to the
registration
requirements of, the
Securities Act of 1933
or any other applicable
law. If the Depositary
is not obligated, under
the preceding
sentence, to distribute
or make available a
distribution under the
preceding sentence,
the Depositary may
sell such Shares, other
securities, subscription
or other rights,
securities or other
property, and the
Depositary shall
distribute the net
proceeds of a sale of
that kind to the
Owners entitled to
them, after deduction
or upon payment of
the fees and expenses
of the Depositary
described in Article 13
below and the
withholding of any
taxes in respect
thereof. In lieu of
distributing fractional
American Depositary
Shares for distributed
Shares or other
fractional securities,
the Depositary may, in
its discretion, sell the
amount of securities or
property equal to the
aggregate of those
fractions. In the case
of subscription or
other rights, the
Depositary may, in its
discretion, issue
warrants for such
subscription or other
rights andor seek
instructions from the
Owner of this Receipt
as to the disposition to
be made of such
subscription or other
rights. If the
Depositary does not
distribute or make
available to Owners or
sell distributed
subscription or other
rights, the Depositary
shall allow those rights
to lapse. Sales of
subscription or other
rights, securities or
other property by the
Depositary shall be
made at such time and
in such manner as the
Depositary may deem
advisable.
       If the
Depositary shall find
in its opinion that any
cash distribution is not
convertible in its
entirety or with respect
to the Owners of a
portion of the
Receipts, on a
reasonable basis into
U.S. Dollars available
to it in the City of New
York, or if any
required approval or
license of any
government or agency
for such conversion is
denied or is not
obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and
distribution in U.S.
Dollars to the extent
possible, at such time
and rates of
conversion as the
Depositary shall deem
appropriate, to the
Owners entitled
thereto and shall with
respect to any such
currency not
converted or
convertible either
i distribute such
foreign currency to the
holders entitled thereto
or ii hold such
currency for the
respective accounts of
such Owners
uninvested and
without liability for
interest thereon, in
which case the
Depositary may
distribute appropriate
warrants or other
instruments evidencing
rights to receive such
foreign currency.
9.                  RECORD
DATES
ESTABLISHED BY
DEPOSITARY.
       Whenever any
cash dividend or other
cash distribution shall
become payable or
any distribution other
than cash shall be
made, or whenever
rights shall be offered,
with respect to
Deposited Securities,
or whenever the
Depositary shall
receive notice of any
meeting of Owners of
Deposited Securities,
or whenever it is
necessary or desirable
to determine the
Owners of Receipts,
the Depositary will fix
a record date for the
determination of the
Owners generally or
the Owners of
Receipts who shall be
entitled to receive such
dividend, distribution
or rights, or the net
proceeds of the sale
thereof, to give
instructions for the
exercise of voting
rights at any such
meeting or responsible
for any other purpose
for which the record
date was set.
10.              CHANGES
AFFECTING
DEPOSITED
SECURITIES.
       Upon i any
change in nominal
value or any
subdivision,
combination or any
other reclassification
of the Deposited
Securities, or ii any
recapitalization,
reorganization, sale of
assets substantially as
an entirety, merger or
consolidation affecting
the issuer of the
Deposited Securities or
to which it is a party,
or iii the redemption
by the issuer of the
Deposited Securities at
any time of any or all
of such Deposited
Securities provided the
same are subject to
redemption, then and
in any such case the
Depositary shall have
the right to exchange
or surrender such
Deposited Securities
and accept and hold
hereunder in lieu
thereof other shares,
securities, cash or
property to be issued
or delivered in lieu of
or in exchange for, or
distributed or paid
with respect to, such
Deposited Securities.
Upon any such
exchange or surrender,
the Depositary shall
have the right, in its
discretion, to call for
surrender of this
Receipt in exchange
upon payment of fees
and expenses of the
Depositary for one or
more new Receipts of
the same form and
tenor as this Receipt,
but describing the
substituted Deposited
Securities. In any such
case the Depositary
shall have the right to
fix a date after which
this Receipt shall only
entitle the Owner to
receive such new
Receipt or Receipts.
The Depositary shall
mail notice of any
redemption of
Deposited Securities to
the Owners of
Receipts, provided that
in the case of any
redemption of less
than all of the
Deposited Securities,
the Depositary shall
select in such manner
as it shall determine an
equivalent number of
American Depositary
Shares to be redeemed
and shall mail notice
of redemption only to
the Owners of
Receipts evidencing
those American
Depositary Shares.
The sole right of the
Owners of Receipts
evidencing American
Depositary Shares
designated for
redemption after the
mailing of such notice
of redemption shall be
to receive the cash,
rights and other
property applicable to
the same, upon
surrender to the
Depositary and upon
payment of its fees
and expenses of the
Receipts evidencing
such American
Depositary Shares.
11.              LIABILITY
OF DEPOSITARY.
       The Depositary
shall not incur any
liability to any holder
or Owner of this
Receipt i if by reason
of any provisions of
any present or future
law of the United
States of America, any
state thereof, or of any
other country, or of
any governmental or
regulatory authority, or
by reason of any
provision, present or
future, of the charter
or articles of
association or similar
governing document
of the issuer or of the
Deposited Securities,
the Depositary shall be
prevented, delayed or
forbidden from or
subjected to any civil
or criminal penalty or
extraordinary
expenses on account
of doing or performing
any act or thing which
by the terms hereof it
is provided shall be
done or performed, ii
by reason of any
nonperformance or
delay, caused as
specified in clause i
above, in the
performance of any
act or thing which by
the terms of this
Receipt it is provided
shall or may be done
or performed, iii by
reason of any exercise
of, or failure to
exercise, any
discretion provided for
herein, iv for the
inability of any Owner
or holder to benefit
from any distribution,
offering, right or other
benefit which is made
available to holders of
Deposited Securities
but is not made
available to Owners or
holders, v for any
special, consequential
or punitive damages
for any breach of the
terms of this Receipt
or vi arising out of any
act of God, terrorism
or war or any other
circumstances beyond
its control.
       The Depositary
shall not be
responsible for any
failure to carry out any
requests to vote any
Deposited Securities or
for the manner or
effect of any vote that
is cast either with or
without the request of
any Owner, or for not
exercising any right to
vote any Deposited
Securities.
       The Depositary
does not assume any
obligation and shall
not be subject to any
liability to holders or
Owners hereunder
other than agreeing to
act without negligence
or bad faith in the
performance of such
duties as are
specifically set forth
herein.
       The Depositary
shall be under no
obligation to appear in,
prosecute or defend,
any action, suit or
other proceeding in
respect of any of the
Deposited Securities or
in respect of the
Receipts on behalf of
Owners or holders or
any other persons. The
Depositary shall not be
liable for any action or
nonaction by it in
reliance upon the
advice of or
information from legal
counsel, accountants
or any other persons
believed by it in good
faith to be competent
to give such advice or
information.
       The
Depositary, subject to
Article 14 hereof, may
itself become the
owner of and deal in
securities of any class
of the issuer of the
Deposited Securities
and in Receipts of this
issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF
THIS RECEIPT.
       The Depositary
may at any time
terminate the
agreement evidenced
by this Receipt and all
other Receipts by
mailing notice of such
termination to the
Owners of all Receipts
then outstanding at
their addresses
appearing upon the
books of the
Depositary, at least
thirty days prior to the
date fixed in such
notice for termination.
On and after such date
of termination the
Owner hereof, upon
surrender of this
Receipt at the
Corporate Trust Office
of the Depositary, will
be entitled to delivery
of the amount of the
Deposited Securities
represented hereby
upon the same terms
and conditions, and
upon payment of a fee
at the rates provided
herein with respect to
the surrender of this
Receipt for Deposited
Securities and on
payment of applicable
taxes and charges. The
Depositary may
convert any dividends
received by it in cash
after the termination
date into U.S. Dollars
as herein provided,
and after deducting
therefrom the fees of
the Depositary and
referred to herein and
any taxes and
governmental charges
and shall thereafter
hold the balance of
said dividends for the
pro rata benefit of the
Owners of the
respective Receipts.
As to any Receipts not
so surrendered within
thirty days after such
date of termination the
Depositary shall
thereafter have no
obligation with respect
to the collection or
disbursement of any
subsequent dividends
or any subscriptions or
other rights accruing
on the Deposited
Securities. After the
expiration of three
months from such date
of termination the
Depositary may sell
any remaining
Deposited Securities in
such manner as it may
determine, and may
thereafter hold
uninvested the net
proceeds of any such
sale or sales together
with any dividends
received prior to such
sale or the U.S. Dollars
received on
conversion thereof,
unsegregated and
without liability for
any interest thereon,
for the pro rata benefit
of the Owners of the
Receipts that have not
theretofore been
surrendered for
cancellation, such
Owners thereupon
becoming general
creditors of the
Depositary with
respect to such net
proceeds. After
making such sale, or if
no such sale can be
made after the
expiration of one year
from such date of
termination, the
Depositary shall be
discharged from all
obligations whatsoever
to the holders and
Owners of the
Receipts except to
make distribution of
the net proceeds of
sale and of such
dividends after
deducting all fees,
charges and expenses
of the Depositary or of
the Deposited
Securities, in case no
sale can be made,
upon surrender of the
Receipts.
13.              CERTAIN
FEES AND
CHARGES OF THE
DEPOSITARY.
       The Depositary
may charge any party
depositing or
withdrawing Shares,
any party transferring
or surrendering
Receipts, any party to
whom Receipts are
issued including
issuance pursuant to a
stock dividend or
stock split or an
exchange of stock or
distribution pursuant
to Articles 8 or 10 or
Owners, as applicable,
i fees for the delivery
or surrender of
Receipts and deposit
or withdrawal of
Shares, ii fees for
distributing cash,
Shares or other
property received in
respect of Deposited
Securities, iii taxes and
other governmental
charges, iv registration
or custodial fees or
charges relating to the
Shares, v cable, telex
and facsimile
transmission expenses,
vi foreign currency
conversion expenses
and fees, vii
depositary servicing
fees and viii any other
fees or charges
incurred by the
Depositary or its
agents in connection
with the Receipt
program. The
Depositarys fees and
charges may differ
from those of other
depositaries. The
Depositary reserves
the right to modify,
reduce or increase its
fees upon thirty 30
days notice to the
Owner hereof. The
Depositary will
provide, without
charge, a copy of its
latest schedule of fees
and charges to any
party requesting it.
       The Depositary
may charge fees for
receiving deposits and
issuing Receipts, for
delivering Deposited
Securities against
surrendered Receipts,
for transfer of
Receipts, for splits or
combinations of
Receipts, for
distribution of each
cash or other
distribution on
Deposited Securities,
for sales or exercise of
rights, or for other
services performed
hereunder. The
Depositary reserves
the right to modify,
reduce or increase its
fees upon thirty 30
days notice to the
Owner hereof. The
Depositary will
provide, without
charge, a copy of its
latest fee schedule to
any party requesting it.
14.
PRERELEASE OF
RECEIPTS.
       Notwithstandin
g any other provision
of this Receipt, the
Depositary may
execute and deliver
Receipts prior to the
receipt of Shares
PreRelease. The
Depositary may
deliver Shares upon
the receipt and
cancellation of
Receipts which have
been PreReleased,
whether or not such
cancellation is prior to
the termination of
such PreRelease or the
Depositary knows that
such Receipt has been
PreReleased. The
Depositary may
receive Receipts in
lieu of Shares in
satisfaction of a
PreRelease. Each
PreRelease will be
a preceded or
accompanied by a
written representation
from the person to
whom Receipts or
Shares are to be
delivered that such
person, or its
customer, owns the
Shares or Receipts to
be remitted, as the
case may be, b at all
times fully
collateralized with
cash or such other
collateral as the
Depositary deems
appropriate,
c terminable by the
Depositary on not
more than five 5
business days notice,
and d subject to such
further indemnities
and credit regulations
as the Depositary
deems appropriate.
The number of
American Depositary
Shares which are
outstanding at any
time as a result of
PreReleases will not
normally exceed thirty
percent 30% of the
Shares deposited with
the Depositary
provided, however,
that the Depositary
reserves the right to
change or disregard
such limit from time to
time as it deems
appropriate.
       The Depositary
may retain for its own
account any
compensation received
by it in connection
with the foregoing.
15.
COMPLIANCE
WITH U.S.
SECURITIES LAWS.
       Notwithstandin
g any terms of this
Receipt to the
contrary, the
Depositary will not
exercise any rights it
has under this Receipt
to prevent the
withdrawal or delivery
of Deposited
Securities in a manner
which would violate
the United States
securities laws
including, but not
limited to, Section 1A1
of the General
Instructions to the
Form F6 Registration
Statement, as amended
from time to time,
under the Securities
Act of 1933.
16.              GOVERNING
LAW VENUE OF
ACTIONS JURY
TRIAL WAIVER.
       This Receipt
shall be interpreted
and all rights
hereunder and
provisions hereof shall
be governed by the
laws of the State of
New York.
       All actions and
proceedings brought
by any Owner or
holder of this Receipt
against the Depositary
arising out of or
relating to the Shares
or other Deposited
Securities, the
American Depositary
Shares or the Receipts,
or any transaction
contemplated herein,
shall be litigated only
in courts located
within the State of
New York.
       EACH
OWNER AND
HOLDER HEREBY
IRREVOCABLY
WAIVES, TO THE
FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW,
ANY RIGHT IT MAY
HAVE TO A TRIAL
BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING
AGAINST THE
DEPOSITARY
DIRECTLY OR
INDIRECTLY
ARISING OUT OF OR
RELATING TO THE
SHARES OR OTHER
DEPOSITED
SECURITIES, THE
AMERICAN
DEPOSITARY
SHARES OR THE
RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED
HEREIN, OR THE
BREACH HEREOF,
INCLUDING
WITHOUT
LIMITATION, ANY
QUESTION
REGARDING
EXISTENCE,
VALIDITY OR
TERMINATION
WHETHER BASED
ON CONTRACT,
TORT OR ANY
OTHER THEORY.
17.
AMENDMENT OF
RECEIPTS.
       The form of
the Receipts and the
agreement created
thereby may at any
time and from time to
time be amended by
the Depositary in any
respect which it may
deem necessary or
desirable. Any
amendment which
shall prejudice any
substantial existing
right of Owners shall
not become effective
as to outstanding
Receipts until the
expiration of thirty 30
days after notice of
such amendment shall
have been given to the
Owners of outstanding
Receipts provided,
however, that such
thirty 30 days notice
shall in no event be
required with respect
to any amendment
which shall impose or
increase any taxes or
other governmental
charges, registration
fees, cable, telex or
facsimile transmission
costs, delivery costs or
other such expenses.
Every Owner and
holder of a Receipt at
the time any
amendment so
becomes effective
shall be deemed, by
continuing to hold
such Receipt, to
consent and agree to
such amendment and
to be bound by the
agreement created by
Receipt as amended
thereby. In no event
shall any amendment
impair the right of the
Owner of any Receipt
to surrender such
Receipt and receive
therefor the amount of
Deposited Securities
represented by the
American Depositary
Shares evidenced
thereby, except in
order to comply with
mandatory provisions
of applicable law.